Exhibit 10.1

THIRD AMENDMENT TO THE
2001 INCENTIVE AWARD PLAN OF
WATSON PHARMACEUTICALS, INC.

This Third Amendment (this “Amendment”) to the 2001 Incentive Award Plan of Watson Pharmaceuticals, Inc., as amended (the “Plan”), is hereby adopted by Watson Pharmaceuticals, Inc., a Nevada corporation (the “Company”), effective as of August 4, 2003.

RECITALS

I.                                         The Plan was originally adopted by the Board of Directors of the Company on February 2, 2001 and approved by the stockholders of the Company on May 7, 2001.

II.                                     The Plan was amended by the First Amendment to the Plan as of May 16, 2001 and the Second Amendment as of May 19, 2003.

III.                                 On August 4, 2003, the following Amendments were adopted by the Board of Directors of the Company.

THE AMENDMENTS

A.                                   Option Price.  Subsection 5.1(d) of the Plan is hereby amended to read in its entirety as follows:

(d)                                 In the case of Non-Qualified Stock Options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

B.                                     Manner of Exercise.  Subsection 6.2(d) of the Plan is hereby amended to read in its entirety as follows:

(d)                                 Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised.  However, the Administrator may, in its discretion (i) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Holder for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the

Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (v) allow payment through any combination of the consideration provided in the foregoing paragraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

C.                                     Repricing of Options.  Section 8.6 of the Plan is hereby amended to read in its entirety as follows:

8.6  Repricing.  Subject to Section 8.3, the Administrator shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share.  Furthermore, no Award shall be canceled and replaced with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company.

* * * * *

The undersigned, David A. Buchen, Senior Vice President, General Counsel and Secretary of the Company, hereby certifies that the Board of Directors approved this Amendment.

Executed at Corona, California, this 30th day of September, 2003.

WATSON PHARMACEUTICALS, INC.
a Nevada corporation

By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary